As filed with the Securities and Exchange Commission on January 9, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SPESCOM SOFTWARE INC.

(Exact name of registrant as specified in its charter)

California	95-3634089
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10052 Mesa Ridge Court, Suite 100
San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 1996 Stock Incentive Plan

(Full title of the Plan)

John W. Low
Chief Financial Officer and Secretary
Spescom Software Inc.
10052 Mesa Ridge Court, Suite 100, San Diego, CA 92121
(Name and Address of Agent for Service)

(858) 625-3000
(Telephone number, including area code, of agent for service)

Copies to:
Russell C. Hansen, Esq.
Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304
(650) 849-5300

CALCULATION OF REGISTRATION FEE(1)

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(4)

Common Stock, no par value per share (to be issued pursuant to the Amended and Restated 1996 Stock Incentive Plan)	2,000,000 shares	$0.17	$340,000	$36.38

(1)                                  This Registration Statement relates to the registration of additional securities under the registrant’s Amended and Restated 1996 Stock Incentive Plan.

(2)                                  This Registration Statement covers, in addition to 2,000,000 shares of Common Stock, no par value, indicated above, options and other rights to purchase or acquire the shares of Common Stock under the above-referenced plan and, pursuant to Rule 416(c), an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(3)                                  Estimated solely for the purpose of determining the registration fee.

(4)                                  Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on the Over The Counter Bulletin Board on January 3, 2006, which was $0.17.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is filed by Spescom Software Inc. (formerly, Altris Software, Inc.), a California corporation (the “Registrant”), relating to 2,000,000 shares of its common stock, no par value (the “Common Stock”), issuable to eligible employees, directors and consultants of the Registrant under the Registrant’s Amended and Restated 1996 Stock Incentive Plan (the “Plan”).  On April 5, 2004, the Registrant filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-114193) (the “Prior Registration Statement”) relating to shares of Common Stock issuable to eligible employees, directors and consultants of the Registrant and its affiliates under the Plan.  The Prior Registration Statement is currently effective.  This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities.

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)                                  The Registrant’s Registration Statement on From S-8, file no. 333-114193, filed April 5, 2004;

(b)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year September 30, 2005, filed  January 4, 2006, including all material incorporated by reference therein;

(c)                                  The Registrant’s Current Reports on Form 8-K filed with the Commission on October 31, 2005 and December 30, 2005;

(d)                                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a) above;

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating any information furnished under either Item 9 or Item 12 of any Current Report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities

Authorized Stock

As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value.  As of December 15, 2005, our issued and outstanding shares of capital stock consists of 36,818,528 common shares, 5,291 shares of Series F Preferred stock, and 1,950 shares of Series H Preferred Stock.  These numbers exclude the approximately 8,943,428 common shares issuable upon the exercise of outstanding warrants and options (exclusive of options under the Company’s equity compensation plans) 4,813,000 common shares issuable pursuant to outstanding options under the Company’s equity compensation plans, and 2,262,962 common shares currently available for future issuance under the Company’s equity compensation plans.

Common Shares

The holders of common stock are entitled to one vote per share on all matters voted on by the shareholders, including elections of directors.  Subject to preferences that may apply to any of our outstanding preferred stock, holders of our common stock will receive ratably any dividends our board of directors declares out of funds legally available therefore, and in the event of liquidation or dissolution of the Company, are entitled to share in all assets remaining after payment of liabilities and any liquidation preference of any of our outstanding preferred stock.  Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.  The shares of our common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Series F Convertible 5% Preferred Stock

On September 30, 2003, the Company issued 5,291 shares of Series F Preferred Stock (the “Series F Preferred Shares”) with a stated value of $1,000 per share in consideration of the cancellation of $5,291,000 of its debt owed to Spescom Ltd. and its subsidiary.  The Series F Preferred Shares are convertible into the Company’s common stock, at a stated conversion price of $0.45 per share, representing a total of 11,757,778 shares of the Company’s common stock, subject to certain adjustments to prevent dilution.  Such conversion may occur at the option of the holder until September 30, 2008.  On that date, any outstanding Series F Preferred Shares not previously converted are to be converted automatically.

The Series F Preferred Shares are entitled to a liquidation preference equal to $1,000 per share, plus accrued but unpaid dividends per share and interest on all accrued but unpaid dividends.  The Series F Preferred Shares are also entitled to receive dividends of 5% of the stated value of $1,000 per share per annum, payable on a quarterly basis in cash or common stock (valued on the basis of the average per share market value on the 30 trading days immediately prior to the date on which such dividend is declared by the Board of Directors).  Unpaid dividends, if any, accrue interest at the rate of 8% per annum.  As part of the transaction, Spescom Ltd. and its U.K. subsidiary received certain demand and piggyback registration rights with respect to the common stock underlying the Series F Preferred Shares.  Each holder of Series F Preferred Shares is entitled to the number of votes equal to the number of shares of common stock to which such holder would be entitled upon conversion of the Series F Preferred Shares held by such holder on all matters submitted to the vote of the holders of common stock, and votes as a class with the holders of common stock.  In a change of control, merger or sale, the holders of Series F Preferred Shares would preserve their conversion rights and would be entitled to the same number of shares immediately prior to such transaction.

Series H Convertible Preferred Stock

On October 25, 2005, the Company entered into a definitive agreement relating to a private placement with Monarch Pointe Fund, Ltd. (“Monarch”) and M.A.G. Capital, LLC (“MAG”).  As further described below, the terms of the financing provide, subject to certain conditions, for the issuance by the Company at two closings of an aggregate of 2,450 shares of Series H Convertible Preferred Stock (“Series H Preferred Stock”) and warrants to purchase an aggregate of 1,851,852 shares of common stock at $0.27 per share, at an aggregate purchase price of $1,000,000.

The first closing of the transaction took place on October 25, 2005.  At the first closing, the Company issued 1,950 shares of Series H Preferred Stock, and warrants, expiring October 25, 2008, to purchase 925,926 shares of common stock at $0.27 per share.  The preferred stock issued at the first closing is convertible into up to 26,896,552 shares of common stock.  In connection with the first closing, Monarch transferred 1,450 shares of the Company’s Series G Convertible Preferred Stock to the Company for cancellation.  The aggregate consideration paid by the investors for the preferred stock and warrants issued at the first closing was $500,000, in addition to the

1,450 shares of Series G Convertible Preferred Stock transferred by Monarch.  In accordance with certain registration rights granted to Monarch and MAG, on January 6, 2006, the Company filed a Registration Statement on Form S-1 registering the common shares issuable under the Series H Preferred Stock and related warrants.

 Under the terms of the financing, the second closing will occur no later than January 20, 2006, provided that the investors are not obligated to consummate the second closing unless certain conditions are satisfied.  The financing terms provide for the issuance by the Company at the second closing of 500 shares of Series H Preferred Stock and warrants, expiring on the third anniversary of the second closing, to purchase 925,926 shares of common stock at $0.27 per share.  The preferred stock subject to issuance at the second closing is convertible into up to 6,896,552 shares of common stock.  The financing terms provide that the investors participating in the second closing will be MAG and one or more of Monarch, Mercator Momentum Fund, L.P., or Momentum Fund III, L.P., as designated by MAG.  The aggregate purchase price of the preferred stock and warrants subject to issuance at the second closing is $500,000.

If the Company has not entered into a binding agreement to consummate a consolidation, merger, reclassification of the stock of the Company (subject to certain exceptions), or disposition of all on substantially all of the assets of the Company, on or before April 30, 2006, the holders of Series H Preferred Stock may, by the vote not later than June 30, 2006 of at least two-thirds of the then-outstanding shares, elect to have all of the outstanding shares of Series H Preferred Stock redeemed by the Company.  Upon such election, the Company would be obligated to redeem the Series H Preferred Stock at an amount equal to $1000 per share plus all declared but unpaid dividends.  In the event that the holders of Series H Preferred Stock exercise their redemption right but the Company does not have sufficient funds available to redeem the Series H Preferred Stock in accordance with applicable law, the holders of Series H Preferred Stock as a class will be entitled to elect the smallest number of directors of the Company constituting a majority of the authorized number of directors.

The Series H Preferred Stock shares issued at the first closing and those subject to issuance at the second closing are convertible into common stock at the conversion rate in effect at the time of conversion. The conversion price per share of the Series H Preferred Stock is equal to 85% of the market price (the volume weighted average price of the Company’s common stock during the 5 immediately preceding trading days, subject to adjustment), provided that in no event shall the conversion price exceed a ceiling price of $0.40 per share, or be less than a floor price which varies with the aggregate gross revenues of the Company during the last four fiscal quarters for which revenues have been reported by the Company prior to such time, but which will not be lower than $0.0725 per share and not higher than $0.16 per share. The conversion price is subject to adjustment in the case of any stock split, combination, capital reorganization, reclassification, consolidation or merger, and certain dividends. Subject to certain exceptions, the conversion price is also subject to weighted average anti-dilution adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price, exercise price or conversion price less than the conversion price then in effect.

Each holder of Series H Preferred Stock is entitled to a liquidation preference equal to the greater of 1) $1,000 per share, plus declared but unpaid dividends per share and 2) the amount such holder would be entitled to receive had such holder’s shares of Series H Preferred Stock been converted into common stock immediately prior to the distribution of assets of the Company on liquidation.  Until a registration statement for the shares of common stock issuable upon conversion of the Series H Preferred Stock is deemed effective by the Securities and Exchange Commission, the Company is obligated to pay on each outstanding share of Series H Preferred Stock a monthly dividend at an annual rate equal to the product of multiplying $1,000 per share by 6.75%.  All dividends payable on the Series H Preferred Stock are payable in cash, to the extent permitted by California law, and otherwise are payable in shares of the Company’s common stock.

Options and Warrants

As of December 15, 2005, exclusive of options issued pursuant to the Company’s equity compensation plans, warrants and options to purchase a total of 6,443,428 shares of our common stock were outstanding, including those described below.

925,926 common shares are issuable under warrants issued on October 25, 2005 together with shares of preferred stock in the private offering of Series H Preferred Stock to Monarch Pointe Fund, Ltd. (“Monarch”)  Of such warrants, 462,963 were issued to Monarch and 462,963 were issued to its affiliate, M. A. G. Capital, LLC (“MAG”), which was formerly named Mercator Advisory Group, LLC.  Those warrants have an exercise price of $0.27 per share and expire on October 25, 2008.  The warrants prohibit any exercise thereof that would result in the holder owning beneficially more than 9.99% of the outstanding shares of Common Stock of the Company as determined under Section 13(d) of the Securities Exchange Act of 1934.

On November 15, 2005, the Company entered into an agreement with Liolios Group, Inc. (“Liolios”) for the provision of public relations services to the Company.  As part of the compensation due Liolios, the Company agreed to issue to Liolios, every month the agreement is effective, a warrant to purchase up to 50,000 shares of the

Company’s common stock at an exercise price of $0.10 per share.  The Company granted standard piggy-back registration rights with respect to any such warrants issued.  The agreement provides for a term of six months and for continuation of the engagement thereafter on a month-to-month basis under identical monthly compensation until termination in accordance with the provisions of the agreement.  The Company anticipates that, at a minimum, warrants to purchase up to an aggregate of 300,000 shares of the Company’s stock will be issued to Liolios pursuant the monthly compensation terms described in this paragraph.  In addition to the warrants issuable to Liolios on a monthly basis, the agreement provides that the Company will issue to Liolios, as part of the compensation due it, a one-time performance warrant to purchase 500,000 shares of the Company’s common stock at $0.25 per share.  Under the agreement, that performance warrant shall vest if during the term of the agreement the volume weighted average price of the Company’s common stock is above $0.50 for five consecutive days.

Warrants to purchase 2,750,000 common shares were issued together with shares of preferred stock in a November 2004 private offering of Series G Preferred Shares to Monarch.  Of such warrants, 2,200,000 were issued to Monarch and 550,000 were issued to MAG.  Those warrants have an exercise price of $0.44 per share and expire on November 5, 2007.  The warrants prohibit any exercise thereof that would result in the holder owning beneficially more than 9.99% of the outstanding shares of Common Stock of the Company as determined under Section 13(d) of the Securities Exchange Act of 1934.

In connection with the Series G private placement in November 2004, the Company entered into an agreement with Cappello Capital Corp. (“Cappello”), an investment consulting firm, pursuant to which Cappello received warrants to purchase (i) 550,000 shares of the Company’s common stock at a purchase price of $0.40 per share, expiring November 5, 2009, and (ii) 275,000 shares of the Company’s common stock at a purchase price of $0.44 per share, expiring November 5, 2007.

On November 4, 2004, the Company issued to Trilogy Capital Partners, Inc. (“Trilogy”) warrants to purchase 1,000,000 shares of its common stock at $0.40 per share, expiring November 3, 2007.  The warrants vest and become exercisable as follows:  (i) 500,000 warrants vest on the date that the average of the last sale price of the Company’s stock on the OTC Bulletin Board for the ten trading days immediately preceding such date (the “Market Price”) exceeds $0.60 per share, (ii) 250,000 warrants vest on the date that the Market Price exceeds $0.70 per share, and (iii) the remaining 250,000 warrants vest and become exercisable on the date that the Market Price exceeds $0.80 per share.

Warrants to purchase 917,502 common shares have an exercise price of $0.30 per share and expire on August 31, 2006.  Each such warrant contains provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of stock dividends, stock splits, reorganizations and reclassifications and consolidations.  The warrants were originally issued in September 2003 to private investors in connection with a private placement of common shares completed in September 2003.

The Company entered into an agreement with PANCAR LLC (“Pancar”), a consulting firm, pursuant to which Pancar received a vested three-year option, expiring August 15, 2006, to purchase 1,000,000 shares of the Company’s common stock at $0.22 per share, and the option to purchase an additional 1,500,000 shares of common stock at $0.22 per share if the Company consummates a transaction with investors introduced by or through Pancar that provides the Company with at least $2,400,000 in additional investment capital.

Item 8. Exhibits

Exhibit Number	Exhibit

4.1*	Specimen certificate of Common Stock

4.2 (1)	Registrant’s Articles of Incorporation, as amended.

4.3*	Registrant’s Bylaws, as amended.

4.4 (2)	Certificate of Determination of Series F Convertible Preferred Stock of Altris Software, Inc., dated September 29, 2003.

4.5 (3)	Certificate of Determination of Series G Convertible Preferred Stock of Spescom Software Inc., dated November 5, 2004.

4.6 (4)	Certificate of Determination of Series H Convertible Preferred Stock of Spescom Software Inc., dated October 25, 2005.

4.7 (5)	Registration Rights Agreement by and among Altris Software, Inc., Spescom Limited, and Spescom Ltd., dated September 30, 2003.

4.8 (6)	Form of Warrant to Purchase Common Stock of Altris Software, Inc.

4.9 (7)	Registration Rights Agreement by and among Altris Software, Inc. and certain shareholders, dated August 31. 2003.

4.10 (8)	Registration Rights Agreement by and among the Company, Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC, dated November 5, 2004.

4.11 (9)	Registration Rights Agreement by and among the Company, Monarch Pointe Fund, Ltd. and M.A.G. Capital, LLC, dated October 25, 2005.

4.12 (10)	Warrant to Purchase Common Stock issued to Mercator Advisory Group, LLC, dated November 5, 2004.

4.13 (11)	Warrant to Purchase Common Stock issued to Monarch Pointe Fund, Ltd., dated November 5, 2004.

4.14 (12)	Warrants to Purchase Common Stock issued to Trilogy Capital Partners, dated November 4, 2004.

4.15 (13)	Warrant to Purchase 550,000 shares of Common Stock of Spescom Software Inc. issued to Cappello Capital Corp.

4.16 (14)	Warrant to Purchase 275,000 shares of Common Stock of Spescom Software Inc. issued to Cappello Capital Corp.

4.17 (15)	Warrant to Purchase Common Stock issued to M.A.G. Capital, LLC, dated October 25, 2005.

4.18 (16)	Warrant to Purchase Common Stock issued to Monarch Pointe Fund, Ltd., dated October 25, 2005.

4.19 (17)	Public Relations Agreement Between Liolios Group, Inc. and the Company dated November 15, 2005.

5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP.

10.1	Amended and Restated 1996 Stock Incentive Plan.

10.2 (18)	Form of Incentive Stock-Option Agreement, Non-Statutory Stock-Option Agreement and Restricted Stock Option Agreement under Amended and Restated 1996 Stock Incentive Plan.

23.1	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1).

23.2	Consent of Grant Thornton, LLP

23.3	Consent of Singer Lewak Greenbaum and Goldstein LLP

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

(1)	Incorporated by reference to Exhibit 3.1 to the Form 10-K filed on December 6, 2004.
(2)	Incorporated by reference to Exhibit 99.3 to the Form 8-K filed on October 10, 2003.
(3)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 12, 2004.
(4)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 31, 2005.
(5)	Incorporated by reference to Exhibit 99.4 to the Form 8-K filed on October 10, 2003.
(6)	Incorporated by reference to Exhibit 99.2 to the Form 8-K filed on October 1, 2003.
(7)	Incorporated by reference to Exhibit 99.3 to the Form 8-K filed on October 1, 2003.
(8)	Incorporated by reference to Exhibit 10.2 to the Form 8-K filed on November 12, 2004.
(9)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 31, 2005.
(10)	Incorporated by reference to Exhibit 10.3 to the Form 8-K filed on November 12, 2004.
(11)	Incorporated by reference to Exhibit 10.4 to the Form 8-K filed on November 12, 2004.
(12)	Incorporated by reference to Exhibit 10.5 to the Form 8-K filed on November 12, 2004.
(13)	Incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 28, 2005.
(14)	Incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 28, 2005.
(15)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 31, 2005.
(16)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 31, 2005.
(17)	Incorporated by reference to Exhibit 4.17 to the Form 10-K filed on January 4, 2006.
(18)	Incorporated by reference to Exhibit 10.6 to the Form 10-K filed March 31, 1997.

*              Incorporated herein by this reference from previous filings with the Securities and Exchange Commission.

Item 9. Undertakings

A.            The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (A)(1)(i) and (A)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference into this Registration Statement;

(2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering under the Plan;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions described in Item 6 of the Prior Registration Statement, which is incorporated herein by reference pursuant to Item 3(a) if this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 9th day of January, 2006.

SPESCOM SOFTWARE INC.

By:	/s/ John W. Low
John W. Low
Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each such person whose signature appears below constitutes and appoints, jointly and severally, Keith Stentiford and John W. Low, the lawful attorneys-in- fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Name and Signature	Title	Date

/s/ Keith Stentiford	Chief Executive Officer (Principal	January 9, 2006
Keith Stentiford	Executive Officer)

/s/ John W. Low	Chief Financial Officer and Secretary	January 9, 2006
John W. Low	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Silverman	Chairman and Director	January 9, 2006
Michael Silverman

/s/ D. Ross Hamilton	Director	January 9, 2006
D. Ross Hamilton

/s/ Larry D. Unruh	Director	January 9, 2006
Larry D. Unruh

/s/ James P. Myers	Director	January 9, 2006
James P. Myers

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1*	Specimen certificate of Common Stock

4.2 (1)	Registrant’s Articles of Incorporation, as amended.

4.3*	Registrant’s Bylaws, as amended.

4.4 (2)	Certificate of Determination of Series F Convertible Preferred Stock of Altris Software, Inc., dated September 29, 2003.

4.5 (3)	Certificate of Determination of Series G Convertible Preferred Stock of Spescom Software Inc., dated November 5, 2004.

4.6 (4)	Certificate of Determination of Series H Convertible Preferred Stock of Spescom Software Inc., dated October 25, 2005.

4.7 (5)	Registration Rights Agreement by and among Altris Software, Inc., Spescom Limited, and Spescom Ltd., dated September 30, 2003.

4.8 (6)	Form of Warrant to Purchase Common Stock of Altris Software, Inc.

4.9 (7)	Registration Rights Agreement by and among Altris Software, Inc. and certain shareholders, dated August 31. 2003.

4.10 (8)	Registration Rights Agreement by and among the Company, Monarch Pointe Fund, Ltd. and Mercator Advisory Group, LLC, dated November 5, 2004.

4.11 (9)	Registration Rights Agreement by and among the Company, Monarch Pointe Fund, Ltd. and M.A.G. Capital, LLC, dated October 25, 2005.

4.12 (10)	Warrant to Purchase Common Stock issued to Mercator Advisory Group, LLC, dated November 5, 2004.

4.13 (11)	Warrant to Purchase Common Stock issued to Monarch Pointe Fund, Ltd., dated November 5, 2004.

4.14 (12)	Warrants to Purchase Common Stock issued to Trilogy Capital Partners, dated November 4, 2004.

4.15 (13)	Warrant to Purchase 550,000 shares of Common Stock of Spescom Software Inc. issued to Cappello Capital Corp.

4.16 (14)	Warrant to Purchase 275,000 shares of Common Stock of Spescom Software Inc. issued to Cappello Capital Corp.

4.17 (15)	Warrant to Purchase Common Stock issued to M.A.G. Capital, LLC, dated October 25, 2005.

4.18 (16)	Warrant to Purchase Common Stock issued to Monarch Pointe Fund, Ltd., dated October 25, 2005.

4.19 (17)	Public Relations Agreement Between Liolios Group, Inc. and the Company dated November 15, 2005.

5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP.

10.1	Amended and Restated 1996 Stock Incentive Plan.

10.2 (18)	Form of Incentive Stock-Option Agreement, Non-Statutory Stock-Option Agreement and Restricted Stock Option Agreement under Amended and Restated 1996 Stock Incentive Plan.

23.1	Consent of Gibson, Dunn & Crutcher (contained in Exhibit 5.1).

23.2	Consent of Grant Thornton, LLP

23.3	Consent of Singer Lewak Greenbaum and Goldstein LLP
24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

(1)	Incorporated by reference to Exhibit 3.1 to the Form 10-K filed on December 6, 2004.
(2)	Incorporated by reference to Exhibit 99.3 to the Form 8-K filed on October 10, 2003.
(3)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed on November 12, 2004.
(4)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 31, 2005.
(5)	Incorporated by reference to Exhibit 99.4 to the Form 8-K filed on October 10, 2003.
(6)	Incorporated by reference to Exhibit 99.2 to the Form 8-K filed on October 1, 2003.
(7)	Incorporated by reference to Exhibit 99.3 to the Form 8-K filed on October 1, 2003.
(8)	Incorporated by reference to Exhibit 10.2 to the Form 8-K filed on November 12, 2004.
(9)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 31, 2005.
(10)	Incorporated by reference to Exhibit 10.3 to the Form 8-K filed on November 12, 2004.
(11)	Incorporated by reference to Exhibit 10.4 to the Form 8-K filed on November 12, 2004.
(12)	Incorporated by reference to Exhibit 10.5 to the Form 8-K filed on November 12, 2004.
(13)	Incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 28, 2005.
(14)	Incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 28, 2005.
(15)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 31, 2005.
(16)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed on October 31, 2005.
(17)	Incorporated by reference to Exhibit 4.17 to the Form 10-K filed on January 4, 2006.
(18)	Incorporated by reference to Exhibit 10.6 to the Form 10-K filed March 31, 1997.

*              Incorporated herein by this reference from previous filings with the Securities and Exchange Commission.